SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2002

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Ave., Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 846-1000

(Former name or former address if changed since last report)

Exhibit Index located on page 5.

This Form 8-K/A is filed as an amendment to the current report on Form 8-K filed by TIBCO Software Inc. on May 6, 2002.

Item 2.    Acquisition or Disposition of Assets

On April 23, 2002, TIBCO Software Inc., a Delaware corporation (“TIBCO” or the Registrant”), acquired Talarian Corporation, a Delaware corporation (“Talarian”), in a forward subsidiary merger (the “Merger”) of Talarian with and into Panther Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TIBCO (“Panther”). The Merger was accomplished pursuant to the Agreement and Plan of Merger, dated as of January 4, 2002, among TIBCO, Panther and Talarian, and a related Certificate of Merger (collectively, the “Merger Agreements”). The Merger occurred following the approval of the Merger Agreements by the stockholders of Talarian pursuant to a stockholders meeting held on April 23, 2002 and satisfaction of certain other closing conditions. In connection with the Merger, TIBCO and Talarian received opinions of their respective legal counsel that the Merger qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, with the resulting federal income tax consequences (and subject to the qualifications) set forth in TIBCO’s Form S-4 Registration Statement filed with the Securities and Exchange Commission (“Commission”) on February 5, 2002.

As a result of the Merger, TIBCO became the owner of 100% of the issued and outstanding shares of Talarian common stock and each outstanding share of Talarian common stock was converted into the right to receive (i) $2.65 in cash, without interest, and (ii) 0.21793 of a share of TIBCO common stock (the “Merger Consideration”).

A total of approximately $53.7 million in cash and 4.4 million shares of TIBCO common stock were paid and issued to the former Talarian stockholders in exchange for the acquisition by TIBCO of all outstanding Talarian common stock and 0.5 million stock options were assumed by TIBCO in the Merger and remain outstanding. The cash consideration was paid by TIBCO out of its working capital.

No fractional shares of TIBCO common stock were issued in connection with the Merger. In lieu thereof, any holder of Talarian common stock that would otherwise have been entitled to receive a fractional share of TIBCO common stock was paid the cash value of such fractional shares, which was determined by multiplying (i) the fractional share of TIBCO common stock that any holder of Talarian common stock would otherwise be entitled to receive as a result of the Merger (after aggregating all fractional shares of TIBCO common stock that such holder would otherwise be entitled to receive) by (ii) $9.91, representing the average of the closing sales prices for one share of TIBCO common stock as reported on the Nasdaq National Market for the ten consecutive trading days ending (and including) April 22, 2002 (one day prior to the closing date of the Merger).

2

The shares issuable to the former stockholders of Talarian were issued pursuant to a Registration Statement on Form S-4, pursuant to the Securities Act of 1933, as amended, which became effective as of March 21, 2002.

The aggregate Merger Consideration payable and issuable by TIBCO as a result of the Merger was determined through arms’ length negotiations among the parties to the Merger Agreements.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Talarian.

TIBCO previously reported the financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “ Exchange Act “), in its Registration Statement on Form S-4 (File No. 333-82138) filed on February 5, 2002.

(b)	Pro Forma Financial Information.

TIBCO Software Inc. Unaudited Pro forma Condensed Combined Balance Sheet as of February 28, 2002	F-2

TIBCO Software Inc. Unaudited Pro Forma Combined Condensed Income Statement for the Year Ended November 30, 2001	F-3

TIBCO Software Inc. Unaudited Pro Forma Combined Condensed Income Statement for the Three Months Ended February 28, 2002	F-4

(c)	Exhibits.

Number		Description

2.1	*	Agreement and Plan of Merger dated as of January 4, 2002 by and among TIBCO Software Inc., Panther Acquisition Corp. and Talarian Corporation.

2.2	*	Form of Voting Agreement dated as of January 4, 2002 by and among TIBCO Software Inc. and each of certain individual stockholders of Talarian Corporation.

99.1	**	Press Release of TIBCO Software Inc. dated April 24, 2002.

*	Previously filed as an exhibit to the Registrant’s Form 8-K (File No. 000-26579) filed on January 10, 2002.
**	Previously filed as an exhibit to the Registrant’s Form 8-K (File No. 000-26579) filed on May 6, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO SOFTWARE INC.

By:	/s/ CHRISTOPHER G. O’MEARA
Christopher G. O’Meara Executive Vice President, Finance and Chief Financial Officer

Dated: June 26, 2002

4

EXHIBIT INDEX

Number	Description

2.1*	Agreement and Plan of Merger dated as of January 4, 2002 by and among TIBCO Software Inc., Panther Acquisition Corp. and Talarian Corporation.

2.2*	Form of Voting Agreement dated as of January 4, 2002 by and among TIBCO Software Inc. and each of certain individual stockholders of Talarian Corporation.

99.1**	Press Release of TIBCO Software Inc. dated April 24, 2002.

*	Previously filed as an exhibit to the Registrant’s Form 8-K (File No. 000-26579) filed on January 10, 2002.
**	Previously filed as an exhibit to the Registrant’s Form 8-K (File No. 000-26579) filed on May 6, 2002.

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ITEM 7(b) — UNAUDITED PRO FORMA FINANCIAL INFORMATION

On April 23, 2002, TIBCO completed its acquisition of Talarian Corporation in a transaction accounted for as a purchase business combination. As consideration for the acquisition, TIBCO exchanged $53.7 million in cash, issued 4.4 million shares of TIBCO’s common stock valued at $53.6 million and assumed 0.5 million stock options and restricted shares with a fair value of $5.0 million for all of the outstanding capital stock of Talarian. TIBCO also incurred an estimated $2.9 million in transaction fees, including legal, valuation and accounting fees. In addition, of the total assumed stock options and restricted shares, approximately 0.2 million stock options and restricted stock were unvested and resulted in the reduction of the total consideration by $0.7 million of unearned stock-based compensation. Additional cash consideration of $0.9 million is contingent on the vesting of stock options and restricted stock and is to be recorded as compensation expense as earned. The net preliminary purchase price of approximately $114.5 million has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the acquisition date.

The following unaudited pro forma condensed combined financial information gives effect to the acquisition by TIBCO of Talarian. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheets of TIBCO and Talarian at February 28, 2002 and December 31, 2001, respectively, and has been prepared to reflect the acquisition as if the acquisition had been consummated on February 28, 2002. The unaudited pro forma condensed combined statements of operations combine the results of operations of TIBCO and Talarian for the year ended November 30, 2001 and September 30, 2001, respectively, and the three months ended February 28, 2002 and December 31, 2001, respectively, as if the acquisition had occurred on December 1, 2000.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information is not intended to represent what TIBCO’s financial position or results of operations would actually have been if the acquisition had occurred on those dates or to project TIBCO’s financial position or results of operations for any future period. Since TIBCO and Talarian were not under common control or management for any period presented, the unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

This unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of TIBCO and Talarian. TIBCO’s historical consolidated financial statements can be found in TIBCO’s Annual Report on Form 10-K filed on January 30, 2002. Talarian’s historical consolidated financial statements can be found in TIBCO’s Registration Statement on Form S-4 filed on February 5, 2002.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(IN THOUSANDS)

	TIBCO 2/28/02	Talarian 12/31/01	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$154,493	$32,065	(53,742	)(a)	$132,816
Short-term investments	518,061	18,600			536,661
Accounts receivable, net	54,340	5,279			59,619
Accounts receivable from related parties, net	748	—			748
Other current assets	23,046	948			23,994

Total current assets	750,688	56,892			753,838
Property and equipment, net	59,326	1,797			61,123
Other assets	30,424	266	(2,457)		28,233
Goodwill and acquired intangibles, net	58,149	1,771	69,868	(b)(g)	129,788

Total assets	$898,587	$60,726			$972,982

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,468	$215			$12,683
Accounts payable from related parties	975	—			975
Accrued liabilities	65,520	1,747	2,906	(c)	70,173
Other accrued liabilities	—	1,954	7,605	(d)	9,559
Deferred revenue	43,247	4,334	(667	)(d)	46,914

Total current liabilities	122,210	8,250			140,304

Noncurrent liabilities	—	964	(178	)(d)	786

Stockholders’ equity:
Common stock and additional paid in capital	849,263	105,593	(47,010	)(e)	907,846
Treasury stock	—	(114)	114	(e)	—
Unearned stock-based compensation	(2,886)	(2,578)	1,910	(e)(f)	(3,554)
Accumulated other comprehensive income	1,857	69	(69	)(e)	1,857
Note receivable from stockholders	—	(100)	100	(e)	—
Accumulated deficit	(71,857)	(51,358)	48,958	(e)	(74,257)

Total stockholders’ equity	776,377	51,512			831,892

Total liabilities and stockholders’ equity	$898,587	$60,726			$972,982

UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year Ended
	TIBCO 11/30/01	Talarian 09/30/01	Pro Forma Adjustments		Pro Forma Combined
Revenue:
License Revenue	$216,757	$8,291			$225,048
Service and maintenance revenue	102,494	6,572			109,066

Total revenue	319,251	14,863			334,114
Cost of revenue	64,806	3,963			68,769

Gross profit	254,445	10,900			265,345

Operating expenses:
Research and development	78,878	9,787			88,665
Sales and marketing	136,818	12,877			149,695
General and administrative	22,799	3,762			26,561
Amortization of stock-based compensation	25,988	5,414	1,200	(h)	32,602
Restructuring charges	21,197	2,150			23,347
Amortization of goodwill and acquired intangibles	23,516	3,427	(1,400	)(i)	25,543

Total operating expenses	309,196	37,417			346,413

Loss from operations	(54,751)	(26,517)			(81,068)
Other income (expense), net	31,040	3,132	(2,900	)(j)	31,272

Loss before income taxes	(23,711)	(23,385)			(49,796)
Benefit for income taxes	10,469	—			10,469

Net loss	$(13,242)	$(23,385)			$(39,327)

Net loss per share:
Basic and diluted	$(0.07)	$(1.27)			$(0.20)
Weighted average common shares outstanding	195,001	18,467			199,384

UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended
	TIBCO 2/28/02	Talarian 12/31/01	Pro Forma Adjustments		Pro Forma Combined
Revenue:
License Revenue	$46,866	$2,760			$49,626
Service and maintenance revenue	27,167	1,888			29,055

Total revenue	74,033	4,648			78,681
Cost of revenue	15,059	773			15,832

Gross profit	58,974	3,875			62,849

Operating expenses:
Research and development	16,308	2,222			18,530
Sales and marketing	31,022	2,739			33,761
General and administrative	4,796	925			5,721
Amortization of stock-based compensation	1,319	675	300	(h)	2,294
Acquisition costs	—	480			480
Amortization of goodwill and acquired intangibles	5,854	379	100	(i)	6,333

Total operating expenses	59,299	7,420			67,119

Loss from operations	(325)	(3,545)			(4,270)
Other income (expense), net	8,166	404	(730	)(j)	7,840

Profit (loss) before income taxes	7,841	(3,141)			3,570
Provision (benefit) for income taxes	4,410	—	(1,220	)(k)	3,190

Net income (loss)	$3,431	$(3,141)			$380

Net income (loss) per share:
Basic	$0.02	$(0.17)			$0.00
Weighted average common shares outstanding	201,144	18,933			205,503

Diluted	$0.02	$(0.17)			$0.00
Weighted average common shares outstanding	217,520	18,933			222,222

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 — Pro Forma Adjustments and Assumptions

On April 23, 2002, TIBCO completed its acquisition of Talarian in a transaction accounted for as a purchase business combination. As consideration for the acquisition, TIBCO issued 4.4 million shares of TIBCO common stock valued at $53.6 million, paid $53.7 million in cash, assumed options and restricted stock valued at $5.0 million and incurred estimated transaction related costs of $2.9 million. The total consideration was reduced by unearned stock-based compensation of $0.7 million. Additional cash consideration of $0.9 million is contingent on the vesting of stock options and stock subject to repurchase and is to be recorded as compensation expense as earned.

The shares issued in the acquisition have been valued in accordance with Emerging Issue Task Force Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination (“EITF 99-12”). In accordance with EITF 99-12, TIBCO has established that the first date on which the number of TIBCO shares and the amount of other consideration became fixed was March 28, 2002. Accordingly, TIBCO has valued the transaction using the average closing price three days before and after March 28, 2002. The total preliminary purchase price of approximately $114.5 million has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the acquisition date. The fair value of the options issued upon TIBCO’s assumption of Talarian options was determined using the Black-Scholes model using the following assumptions: expected life of three to 36 months, average risk-free interest rate of 4.20%, expected volatility of 128% and no expected dividend yield.

Note 2 — Purchase Price Allocation

The total preliminary purchase price is as follows (in thousands):

Purchase price:
Cash	$53,700
Value of TIBCO common stock	53,600
Fair value of stock options and restricted stock assumed	5,000
Merger costs	2,900

Total consideration	115,200
Unearned stock-based compensation	(700)

Purchase price	$114,500

Under the purchase method of accounting, the estimated total preliminary purchase price is allocated to Talarian’s net tangible and intangible assets based upon their estimated fair value as of the date of acquisition, April 23, 2002. The preliminary allocation of the purchase price to goodwill and intangibles is based upon an independent, third-party appraisal and management’s estimates and is as follows (in thousands):

Allocation of purchase price:
Net tangible assets acquired	$49,800
Fair value adjustments:
Restructuring	(7,600)
Deferred revenue	800

Fair value of net tangible assets acquired	43,000

Intangible assets acquired:
Developed technology	4,200
Customer base	600
Trademarks	100
OEM Customer royalties	1,000
Noncompete agreement	400

6,300
In-process research and development	2,400

Deferred tax liability	(2,500)

Goodwill	65,300

$114,500

Tangible net assets acquired as of December 31, 2001 of $49.8 million represent the net tangible assets of Talarian adjusted to eliminate goodwill and intangible assets of $1.7 million arising from Talarian’s acquisitions of GlobalCast and WhiteBarn.

As required under purchase accounting, the assets and liabilities of Talarian have been adjusted to fair value. TIBCO has established a plan to integrate certain activities of Talarian and to involuntary terminate certain Talarian employees. In accordance with EITF Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, TIBCO has accrued approximately $7.6 million for the estimated severance, excess facilities and other costs associated with the acquisition integration plan.

A portion of the purchase price has been allocated to identifiable intangible assets. The income approach, which includes an analysis of cashflows, and the risks associated with achieving such cashflows, was the primary technique utilized in valuing the identifiable intangible assets. In-process research and development was expensed upon consummation of the Merger. Other identifiable intangible assets are being amortized over their useful lives of two years for non-compete agreements, three years for developed technology, 3½ years for customer base and trademarks, and five years for royalties. The residual purchase price of $65.3 million has been recorded as goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill relating to the Talarian acquisition is not being amortized and will be carried at cost and tested for impairment annually and whenever events indicate that impairment may have occurred.

Note 3 — Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma combined financial information:

(a)	To record the cash merger consideration.

(b)
To record goodwill and intangible assets including $70.8 million in goodwill and $8.7 million of non-goodwill intangibles (see table in Note 2) and eliminate Talarian historical goodwill and intangible assets.

(c)	To record direct merger costs of approximately $2.9 million.

(d)	To record restructuring costs associated with Talarian and to adjust Talarian deferred revenue to fair value.

(e)
To eliminate the historical stockholders’ equity of Talarian, record the fair value of in-process research and development, and record the estimated value of TIBCO shares and options issued in the merger.

(f)	To record unearned stock-based compensation.

(g)	To record a deferred tax liability related to identifiable intangible assets.

(h)	To record amortization of unearned stock-based compensation and compensation expense resulting from the vesting of stock options and restricted stock assumed in the merger.

(i)	To record amortization of acquired intangible assets and eliminate amortization of Talarian historical goodwill and intangible assets.

(j)	To record a decrease in interest income attributable to the cash merger consideration.

(k)	To reflect income tax on the net loss incurred by Talarian and pro forma adjustments.

(l)	To record income tax relating to the net loss incurred by Talarian and the pro forma adjustments.

There were no transactions between TIBCO and Talarian during the periods presented.

The unaudited pro forma combined condensed provision benefit for income taxes may not represent the amounts that would have resulted had TIBCO and Talarian filed consolidated income tax returns during the periods presented.

Based on the finalization of the valuation, purchase price allocation, integration plans and other factors, the pro forma adjustments may change from those presented in these pro forma combined financial statements. A change in the value assigned to long-lived tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

Note 4 — Unaudited Pro Forma Combined Loss Per Common Share

Basic unaudited pro forma income (loss) per common share is calculated based on the issuance of approximately 4.4 million shares of TIBCO common stock in the merger. The unaudited pro forma condensed combined statements of operations of TIBCO and Talarian for the year ended November 30, 2001 do not include options outstanding during 2001 in the computation of diluted earnings per common share because inclusion of such options and would have been anti-dilutive. The unaudited pro forma condensed combined statements of operations of TIBCO and Talarian for the three months ended February 28, 2002 include 0.3 million options to purchase TIBCO common stock issued in exchange for options to purchase Talarian common stock, which have a dilutive effect on net income per share.

Note 5 — Tax Consequences

TIBCO completed its acquisition of all of the outstanding stock of Talarian by means of a forward subsidiary merger of Talarian with and into Panther Acquisition Corp. In connection with the acquisition, TIBCO and Talarian received opinions of their respective legal counsel that the acquisition qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, with the resulting federal income tax consequences (and subject to the qualifications) set forth in TIBCO’s Form S-4 Registration Statement filed with the Securities and Exchange Commission on February 5, 2002.